EXHIBIT 23.2

malonebailey LLP

CERTIFIED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to the registration statement on Form S-1 of our report dated February 2, 2017 with respect to the audited financial statements of The Diamond Cartel Inc, for the years ended April 30, 2016 and 2015. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ MaloneBailey, LLP
www.malonebailey.com

Houston, Texas
June 14, 2017